                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 1, 2004

                                County Bank Corp
             Michigan Commission file number 0-17482 EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977

ITEM 9.  REGULATION FD DISCLOSURE


                                                           FOR IMMEDIATE RELEASE
                                                                    June 2, 2004
                                                      CONTACT:  Danielle Portice
                                                         (810) 664-2977 ext. 339

                                  NEWS RELEASE

         The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a quarterly cash dividend of $.27 per share during its regularly scheduled meeting on May 19, 2004. The dividend is payable on June 30, 2004 to shareholders of record on June 16, 2004.

         President Curt Carter is pleased to announce that this dividend is the 155th consecutive cash dividend paid to shareholders.

         Through the end of March, 2004 total assets grew to $251,197,000 compared to $244,806,000 in March, 2003. Earnings per share were $.69 and shareholders' equity reached $32,321,000.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized Dated: June 2, 2004

                                                               County Bank Corp.

                                                         By: /s/ Joseph H. Black
                                                             -------------------
                                                                 Joseph H. Black
                                           Treasurer and Chief Financial Officer